                                 EXHIBIT 99.2

                     SOLICITATION AND MARKETING MATERIALS

                                                                   Exhibit 99.2

                                 [DRAFT 3/7/97]

                              FirstBank Northwest

                  PROPOSED LETTERS/QUESTION & ANSWER BROCHURES


                                     INDEX
                                     -----


 1.    Dear Member Letter including IRA or Qualified Plan

 2.    Dear Member Letter for Non Eligible States

 3.    Dear Friend Letter - Eligible Account Holders who are no longer Members

 4.    Dear Potential Investor Letter *

 5. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 6.    Proxy Request

 7.    Proxy Question and Answer Brochure

 8.    Stock Question and Answer Brochure*

 9.    Request Card

10.    Invitation Letter - Informational Meetings

11. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

12.    Dear Charter Shareholder - Confirmation Letter

13.    Welcome Shareholder Letter - For Initial Certificate Mailing

14.    Dear Interested Investor Letter - Subscription Rejection

15.    Letter for Sandler O'Neill Mailing to Clients *


   *   Accompanied by a Prospectus

       Note: Items 1 through 9 are produced by the Financial Printer and Items
             10 through 15 are produced by the Conversion Center.

                             [FirstBank Northwest]

Dear Member:

The Board of Directors of FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) has voted unanimously in favor of a plan to convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed a holding company, FirstBank Corp., which will become the parent company of FirstBank Northwest. We are converting so that FirstBank Northwest will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

To accomplish this conversion your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion and mailing your signed proxy card immediately in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

       . Deposit accounts will continue to be federally insured to the same extent they are today.

       . Existing deposit accounts and loans will not undergo any change as a result of the conversion.

       . Voting for approval will not obligate you to buy any shares of Common Stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of FirstBank Corp.'s Common Stock without commission or fee on a priority basis, before the stock is offered to the general public. If you are interested in subscribing for shares of common stock, please complete the enclosed request card and return it to us in the ______ postage-paid envelope provided by _______, 1997, and we will mail you a Prospectus, a stock order form and a certification form.

If you wish to use funds in your IRA or Qualified Plan at FirstBank Northwest to subscribe for Common Stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than FirstBank Northwest. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX. The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Friday, May 23rd, through 12:00 noon Tuesday, May 27th, in observance of the Memorial Day holiday.

                                 Sincerely,

                                 SIGNATURE
                                 TITLE


The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

#1

                             [FirstBank Northwest]


Dear Member:

The Board of Directors of FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) has voted unanimously in favor of a plan to convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed a holding company, FirstBank Corp., which will become the parent company of FirstBank Northwest. We are converting so that FirstBank Northwest will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

To accomplish this conversion your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and Question and Answer Brochure and then casting your vote in favor of the Plan of Conversion and mailing your signed proxy card immediately in the postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy.

If the Plan of Conversion is approved let me assure you that:

     . Deposit accounts will continue to be federally insured to the same extent they are today.

     . Existing deposit accounts and loans will not undergo any change as a result of the conversion.

  We regret that we are unable to offer you common stock in the Subscription and Direct Community Offerings, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of FirstBank Corp., or (2) an agent of the Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX. The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Friday, May 23rd through 12:00 noon Tuesday, May 27th, in observance of the Memorial Day holiday.

                                 Sincerely,



                                 SIGNATURE
                                 TITLE


The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

#2

                             [FirstBank Northwest]



Dear Friend:

FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) is in the process of converting from a mutual savings bank to a stock savings bank. As part of this plan, we have formed a holding company, FirstBank Corp., which will become the parent company of FirstBank Northwest.
We are converting so that FirstBank Northwest will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger. The conversion will in no way affect the insurance of deposit accounts or the services offered by the Bank.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of FirstBank Corp.'s Common Stock without commission or fee on a priority basis, before the stock is offered to the general public. If you are interested in subscribing for shares of Common Stock, please complete the enclosed request card and return it to us in the postage-paid envelope provided by ________, 1997, and we will mail you a Prospectus, a stock order form and a certification form.

To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of __________, 1997 in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

If you have any questions after reading the enclosed material, please call our Conversion Center at (XXX) XXX-XXXX. The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Friday, May 23rd through 12:00 noon Tuesday, May 27th, in observance of the Memorial Day holiday.


                                 Sincerely,

                                 SIGNATURE
                                 TITLE



The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

#3

                             [FirstBank Northwest]



Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) from a mutual savings bank to a stock savings bank.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information about FirstBank Northwest's operations and the proposed stock offering by FirstBank Corp., a holding company formed by the Bank to become its parent company upon completion of the conversion. Please read it carefully prior to making an investment decision.

     STOCK QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering.

     STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the postage-paid envelope provided. The deadline to subscribe for stock is 12:00 noon, Pacific Time on _________, 1997.

We are pleased to offer you this opportunity to become one of our charter stockholders. If you have any questions regarding the conversion or the Prospectus, please call our Conversion Center at (XXX) XXX-XXXX. The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m.

                                        Sincerely,

                                        SIGNATURE
                                        TITLE




The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#4

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]



Dear Customer of FirstBank Northwest:

At the request of FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) and FirstBank Corp., a holding company formed by the Bank to become its parent company, we have enclosed material regarding the offering of Common Stock in connection with the conversion of the Bank from a mutual savings bank to a stock savings bank. This material includes a Prospectus, stock order and certification forms which offer you the opportunity to subscribe for shares of Common Stock of FirstBank Corp.

We recommend that you study this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at FirstBank Northwest) no later than 12:00 noon, Pacific Time on __________, 1997 in the accompanying postage-paid envelope. If you have any questions after reading the enclosed material, please call the Conversion Center at (XXX) XXX-XXXX and ask for a Sandler O'Neill representative. The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                        Sincerely,

                                        SANDLER O'NEILL & PARTNERS, L.P.



The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure

#5

                          LOGO: [FirstBank Northwest]



                           P R O X Y   R E Q U E S T

                               WE NEED YOUR VOTE!



DEAR CUSTOMER:

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.
--------------


REMEMBER:  VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK.
           YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND URGES YOU TO VOTE IN FAVOR OF IT. YOUR FIRSTBANK NORTHWEST DEPOSIT ACCOUNTS OR LOANS WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX-XXXX.

IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.
                               ---


                                 SINCERELY,


                                 FirstBank Northwest




#6

                                      7-1

                          PROXY QUESTIONS AND ANSWERS

                           Mutual to Stock Conversion


 FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) has received approval from the Office of Thrift Supervision to convert from a mutual savings bank to a stock savings bank subject to the approval of members of the Bank. FirstBank Northwest is converting so that it will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger. It is necessary for FirstBank Northwest to receive a majority of the outstanding votes in favor of conversion, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed _______ postage-paid envelope. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE CONVERSION AND RETURN YOUR PROXY TODAY.

 Q.   What is meant by conversion?

 A. FirstBank Northwest presently operates as a mutual savings bank. It has no stockholders. Under the proposed conversion, the Bank's capital stock will be purchased by a newly formed holding company, FirstBank Corp., which will offer Common Stock to FirstBank Northwest's Eligible Account Holders, Employee Stock Ownership Plan, Supplemental Eligible Account Holders and Other Members in a Subscription Offering, and then to certain member's of the general public in a Direct Community Offering. The Board of Directors of FirstBank Northwest has unanimously adopted the Plan of Conversion.

 Q.   Who is eligible to vote on the conversion?

 A. Depositors and certain borrowers as of ___________, 1997 (the "Voting Record Date") who continue to be members of the Bank as of the Special Meeeting of Members to be held on __________, 1997.

                                      7-2

 Q.   Am I required to vote?

 A. No. Members are not required to vote. However, because the conversion will produce a fundamental change in FirstBank Northewst's corporate structure, the Board of Directors encourages all members to vote.

 Q.   Why did I receive several proxies?

 A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote and sign all proxy cards that you received.

 Q.   How do I vote?

 A. You may vote by mailing your signed proxy card in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Members and decide to change your vote, you may do so by revoking any previously executed proxy.

 Q.   Will the conversion affect any of my deposit accounts or loans?

 A. No. The conversion will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

 Q. Does my vote for conversion mean that I must buy Common Stock in FirstBank Corp.?

 A. No. Voting for the conversion does not obligate you to buy shares of Common Stock of FirstBank Corp.

 Q.   Will any account I hold with FirstBank Northwest be converted into stock?

 A. No. All accounts remain as they were prior to the conversion. As an eligible account holder or other member, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

                                      7-3

 Q.   I have a joint savings account.  Must both parties sign the proxy card?

 A.   Only one signature is required, but both parties should sign if possible.

 Q.   Who must sign trust or custodian accounts?

 A.   The trustee or custodian must sign such accounts, not the beneficiary.

 Q. I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

 A. Yes. Please indicate on the card the capacity in which you are signing the card.

 Q.   How can I receive additional information about the conversion?

 A. The Bank's Proxy Statement describes the conversion in detail. Please read the Proxy Statement carefully before voting. Additional information is available in the Prospectus which you may obtain by returning a completed request card, or you may call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between 10:00 A.M. and 4:00 P.M. Please note, the Conversion Center will be closed for the Memorial Day holiday, from 12:00 noon Friday, May 23rd through 12:00 noon Tuesday, May 27th. To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date of ____________, 1997 in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

 The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                      8-1

                       STOCK OFFERING QUESTIONS & ANSWERS

                           Facts About The Conversion


 The Board of Directors of FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) has unanimously adopted a Plan of Conversion whereby the Bank will convert from a mutual savings bank to a stock savings bank and at the same time become a wholly-owned subsidiary of FirstBank Corp., a Delaware corporation formed by FirstBank Northwest to own all the outstanding stock of the Bank. The Common Stock of FirstBank Corp. will be offered to FirstBank Northwest's Eligible Account Holders, Employee Stock Ownership Plan, Supplemental Eligible Account Holders and Other Members in a Subscription Offering, and then to certain members of the general public in a Direct Community Offering. Stock that is not sold in the Subscription and Direct Community Offerings will be offered to the general public in a Syndicated Community Offering.

 Investment in Common Stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.

 Q. Why is FirstBank Northwest converting to stock form?

 A. We are converting so that FirstBank Northwest will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger. The stock form of organization will increase the Bank's capital and provide it with increased operating flexibility.

 Q. Will the conversion affect any of my deposit accounts or loans?

 A. No. The conversion will not have any effect on the balance or terms of any deposit account or loan, and your deposits will continue to be federally insured to the fullest extent permissible.

                                      8-2



 Q. Will I receive a discount on the price of the stock?

 A. No. Conversion regulations require that the offering price of the stock be the same for everyone: customers, directors, officers and employees of FirstBank Northwest, and the general public.

 Q. How many shares of stock are being offered, and at what price?

 A. FirstBank Corp. is offering 1,725,000 shares of Common Stock at a maximum subscription price of $10 per share through the Prospectus. Under certain circumstances, FirstBank Corp. may issue up to 1,983,750 shares.

 Q. What are the priorities of purchasing the Common Stock?

 A. The Common Stock of FirstBank Corp. will be offered in the following order to: FirstBank Northwest's Eligible Account Holders (depositors with accounts totaling $50 or more as of December 31, 1995), the Bank's Employee Plans, Supplemental Eligible Account Holders (depositors with accounts totaling $50 or more as of March 31, 1997), Other Members (depositors as of _______ __, 1997 and borrowers with loans outstanding as of April 25, 1990 which continue to be outstanding as of _________ __, 1997) in a Subscription Offering; and then to certain members of the general public in a Direct Community Offering. Common Stock that is not sold in the Subscription and Direct Community Offerings will be offered to the general public in a Syndicated Community Offering.

                                      8-3

 Q. How much stock can I purchase?

 A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $125,000 (12,500 shares); the maximum purchase by any person including purchases by associates of such person or entity in the Community Offering and Syndicated Community Offering is $XXX,XXX (XX,XXX shares); and the maximum purchase by any person including purchases by associates of such person or entity in the Subscription and Direct Community Offerings is $250,000 (25,000 shares).

 Q. How do I order stock?

 A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment, in the postage-paid envelope that has been provided.

 Q. How can I pay for my shares of stock?

 A. You can pay for FirstBank Corp. Common Stock by check, cash, money order or withdrawal from your deposit account at FirstBank Northwest; provided, that payment or withdrawal instructions, together with a completed stock order form and certification form, are received by FirstBank Northwest no later than 12:00 noon, Pacific Time on [DAY], [MONTH DATE], 1997. If you choose to pay by cash, you must deliver the stock order form and payment in person to a FirstBank Northwest branch and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

                                      8-4

 Q. Can I subscribe for shares using funds in my FirstBank Northwest IRA/Qualified Plan?

 A. Federal regulations do not permit the purchase of common stock with your existing FirstBank Northwest IRA or Qualified Plan. To use such funds to subscribe for stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Conversion Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO, PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

 Q. Can I subscribe for shares and add someone else to my stock registration?

 A. Federal regulations prohibit the transfer of subscription rights. Replacing the name of an Eligible Account Holder with the names of non-account holders will result in your order becoming null and void. Adding the names of account holders in a lower purchase priority to your stock registration will result in the lowering of you purchase priority to that of the person added.

 Q. Will payments for stock earn interest until the conversion closes?

 A. Yes. Any payments made by cash, check or money order will earn interest at the Bank's passbook rate from the date of receipt to the completion or termination of the conversion. Withdrawals from a deposit account or a certificate of deposit may be made without penalty. Depositors who elect to pay for their common stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the conversion.


 Q. Will dividends be paid on the stock?

 A. No dividends are expected to be paid initially. Following the conversion, however, the Board of Directors of FirstBank Corp. may consider a policy of paying cash dividends on the stock.

                    8-5

 Q. Will my stock be covered by deposit insurance?

 A. No. Common Stock cannot be insured by the FDIC, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

 Q. Where will the stock be traded?

 A. Upon completion of the conversion, FirstBank Corp. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol "FBNW".

 Q. Can I change my mind after I place an order to subscribe for stock?

 A. No.  After receipt, your order may not be modified or withdrawn.


 Q. What if I have additional questions or require more information?

 A. If you have any questions regarding the conversion or need additional information, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between 10:00 A.M. and 4:00 P.M.


 The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

--------------------------------------------------------------------------------
  FirstBank Northwest                             REQUEST FOR INFORMATION
  -------------------                             ABOUT THE CONVERSION

Please send :
Mark Appropriate Box(es) [ ]                      Telephone Information
[ ] The Prospectus and Stock Order and Certification Forms

                                                  Day:     (  )
                                                            ------------------

                                                  Evening: (  )
                                                            ------------------

[ ] The Plan of Conversion (including the Federal Stock Charter and Bylaws of the Bank and the Certificate of Incorporation and Bylaws of FirstBank Corp.)

I understand this request for information does not obligate us to purchase any shares of FirstBank Corp. Common Stock.



   PLEASE RETURN THIS CARD IN THE ENCLOSED ___________ POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------


#9

                             [FirstBank Northwest]


                                         ____________________, 1997



Mr. John Smith
00-00 00 Drive
City,  State  00000

Dear Mr. Smith:

We are pleased to announce that the Board of Directors of FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank) has adopted a plan to convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed a holding company, FirstBank Corp., which will become the parent company of FirstBank Northwest upon completion of the conversion. We are converting so that the Bank will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ____________ at 7:30 P.M. to learn more about the conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Conversion Center number at (XXX) XXX-XXXX. The Conversion Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m.

                                         Sincerely,

                                         SIGNATURE
                                         TITLE

The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Conversion Center)


#10

                               [FirstBank Corp.]



                                         ____________________, 1997



Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock in FirstBank Corp.

At this time, we cannot confirm the number of shares of FirstBank Corp. Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion following completion of the stock offering.

If you have any questions, please call our Conversion Center at (XXX) XXX-XXXX.


                                         Sincerely,

                                         FirstBank Corp.
                                         CONVERSION CENTER



The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#11

                               [FirstBank Corp.]



                                         ____________________, 1997



[NAME]
[ADDRESS]



Dear Charter Shareholder:

Our Subscription and Direct Community Offerings have been completed and we are pleased to confirm your subscription for _________ shares of FirstBank Corp. Common Stock at a price of $10.00 per share.

Trading in our stock has commenced on the Nasdaq National Market under the symbol "FBNW". Your stock certificate will be mailed to you as soon as possible. In addition, if your subscription was paid for by check, interest will be mailed to you shortly.

On behalf of the directors and employees, we thank you for your interest in FirstBank Corp., and welcome you as a charter shareholder.

                                         Sincerely,


                                         FirstBank Corp.



The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#12

                               [FirstBank Corp.]



                                         ____________________, 1997



Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in FirstBank Corp., the holding company of FirstBank Northwest.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 TRANSFER AGENT
                                    Address
                                Telephone Number


Please also remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of FirstBank Corp. and the employees of FirstBank Northwest, I would like to thank you for supporting our offering.

                                         Sincerely,


                                         SIGNATURE
                                         TITLE



The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#13

                               [FirstBank Corp.]



                                         ____________________, 1997



Dear Interested Investor:

We regret to inform you that FirstBank Northwest and FirstBank Corp., the holding company for FirstBank Northwest, have decided not to accept your order for shares of FirstBank Corp. Common Stock in our Direct Community Offering. This action is in accordance with our Plan of Conversion which gives the Bank and the Holding Company, the absolute right to reject the subscription of any Community Member, in whole or in part, in the Direct Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.

                                 Sincerely,


                                 FirstBank Corp.




(Printed by Conversion Center)


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

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]



                                 ____________________, 1997



To Our Friends:

We are enclosing the offering material for FirstBank Northwest (formerly known as First Federal Bank of Idaho, a federal savings bank), which is now in the process of converting to stock form and forming a holding company called FirstBank Corp.

Sandler O'Neill & Partners, L.P. is managing the Bank's Subscription and Direct Community Offerings, which will conclude at 12:00 noon, Pacific Time on
_____________ ____, 1997.   Sandler O'Neill is also providing conversion agent
and proxy solicitation services. In the event that all the stock is not subscribed for in the Subscription and Direct Community Offerings, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of ______, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                 Sincerely,


                                 SANDLER O'NEILL & PARTNERS, L.P.



The shares of Common Stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Sandler O'Neill)


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